Exhibit 99.2

OFFICER’S CERTIFICATE

CAPITAL ONE AUTO FINANCE TRUST 2004-B

March 10, 2005

Capital One Auto Finance Trust 2004-B c/o Wilmington Trust Company 1100 North Market Street Rodney Square North, Wilmington, Delaware	Fitch, Inc. One State Street Plaza, 32nd Floor New York, New York 10004

Wachovia Bank, National Association 301 S. College St., NC0600 Charlotte, North Carolina 28202-0600	Standard & Poor’s Ratings Services 55 Water Street New York, New York 10041

JPMorgan Chase Bank, N.A. 4 New York Plaza, 6th Floor New York, New York 10004-2477	Moody’s Investors Service, Inc. 99 Church Street New York, New York I0007

MBIA Insurance Corporation 113 King Street Armonk, New York 10504

This Officer’s Certificate is being issued in accordance with Section 3.9 of the Sale and Servicing

Agreement dated as of October 7, 2004 (the “Agreement”) by and among Capital One Auto Finance Trust 2004-B, as Issuer, Capital One Auto Receivables, LLC, as Seller, JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank) as Indenture Trustee and Capital One Auto Finance, Inc., as Servicer (the “Servicer”). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

By his or her signature below, the undersigned officer of the Servicer, certifies that effective as of December 31, 2004:

(a)                    a review of the activities of the Servicer during the calendar year ended on December 31, 2004 (or such shorter period as may be applicable) and of performance under the Agreement has been made under my supervision; and

(b)                   to the best of my knowledge, based on such review, the Servicer has performed in all material respects its obligations under the Agreement throughout the calendar year ended on December 31, 2004 (or such shorter period as may be applicable).

IN WITNESS WHEREOF, I have executed this Officer’s Certificate as of the date first above written.

CAPITAL ONE AUTO FINANCE, INC., as Servicer

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Assistant Vice President

2004-B Servicer Compliance
 Certificate §3.9 of the
Sale and Servicing Agreement